UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 1, 2018

Escalera Resources Co.

(Exact name of registrant as specified in its charter)

Maryland	1-33571	830214692
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1675 Broadway, Suite 2200, Denver, CO	80202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) - 794-8445

Not Applicable

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On January 22, 2018, Mr. Adam Fenster announced his resignation from his position as Escalera Resources Co.’s (the “Company”) Chief Financial Officer, effective February 6, 2018. Mr. Fenster’s resignation was not as a result of any disagreement with the Company or on any matter relating to the Company’s operations, policies or practices. The Company’s Board of Directors does not expect to hire a replacement for Mr. Fenster at the present time.

Item 7.01.     Regulation FD Disclosure.

On November 5, 2015, the Company filed a voluntary petition in the United States Bankruptcy Court for the District of Colorado (the “Court”) seeking relief under the provisions of Chapter 11 of Title 11 of the United States Code. The Company’s Chapter 11 case is being administered as, In re: Escalera Resources Co., Case No. 15-22395-TBM (the “Bankruptcy Case”). Escalera has continued to operate the business as debtors-in-possession under the jurisdiction of the Court.

On February 1, 2018, the Company filed with the United States Trustee, and subsequently with the Court, its monthly operating report for the period ended December 31, 2017 (the “Monthly Operating Report”). The Monthly Operating Report is attached hereto as Exhibit 99.1.

The information in this Current Report on Form 8-K furnished pursuant to Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” by the Company for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liability under that section, and they shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing. By filing this Current Report on Form 8-K and furnishing this information pursuant to Item 7.01, the Company makes no admission as to the materiality of any information in this Current Report on Form 8-K, including Exhibit 99.1, that is required to be disclosed solely by Regulation FD.

Item 9.01. Financial Statements and Exhibits.

(d)         Exhibits.

The following exhibit is furnished with this Current Report on Form 8-K:

Exhibit 99.1 – Monthly Operating Report for the period ended December 31, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ESCALERA RESOURCES CO.

Date: February 6, 2018	By:	/s/ Adam Fenster
	Name:	Adam Fenster
	Title:	Chief Financial Officer